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                                                                      EXHIBIT 8

                                BRYAN CAVE LLP


                                                                August 28, 1997

The Reliable Life Insurance Company
231 West Lockwood Avenue
St. Louis, Missouri 63119

To the Board of Directors:

  We have acted as counsel to The Reliable Life Insurance Company ("Reliable"), a Missouri life insurance company, in connection with the proposed merger (the "Merger") of Unitrin Acquisition Corporation ("Acquisition Subsidiary"), a Missouri corporation and a wholly owned subsidiary of Unitrin, Inc. ("Unitrin"), a Delaware corporation, with and into Reliable pursuant to the Agreement and Plan of Reorganization dated June 20, 1997, as amended (the "Merger Agreement"). The delivery of an opinion on the effective date of the Merger, in substantially the form hereof, is a condition to the obligations of Reliable pursuant to Section 9.3 of the Merger Agreement.

  In rendering our opinion, we have examined the Merger Agreement, Amendment No. 1 to the Registration Statement with respect to the Merger on Form S-4 that was filed with the Securities and Exchange Commission on August 28, 1997 (the "Registration Statement"), and such other documents we deemed relevant for purposes of this opinion.

  In rendering our opinion, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the effective date of the Merger. We have also assumed that the Registration Statement reflects all the material facts of the Merger and those involving Reliable, Unitrin and Acquisition Subsidiary. Our opinion is expressly conditioned on, among other things, the assumption that, on or prior to the effective date of the Merger, we will be provided with officers' certificates executed by executives of Reliable and Unitrin, respectively, in form and substance satisfactory to us, setting forth representations as to certain matters relating to Reliable, Unitrin, Acquisition Subsidiary and the Merger. In addition, our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the effective date of the Merger. Any material changes in the facts referred to, set forth or assumed herein, the Registration Statement or the representations referred to above may affect the conclusions stated herein.

  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.
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THE RELIABLE LIFE INSURANCE COMPANY
August 28, 1997
Page 2


  Based solely upon and subject to the foregoing, we are of the opinion that under present law for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

  Except as expressly set forth above, we express no other opinion. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose except that we consent to the filing of this opinion as Exhibit 8 of the Registration Statement and the references to Bryan Cave llp in sections of the Registration Statement entitled "SUMMARY-- Certain Federal Income Tax Consequences" and "THE MERGER--Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          Bryan Cave llp